Exhibit 3.1
AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BPW ACQUISITION CORP.

Pursuant to Section 242 of the
Delaware General Corporation Law

          The undersigned, being a duly authorized officer of BPW ACQUISITION CORP. (the “Corporation”), a corporation existing under the laws of the state of Delaware, does hereby certify as follows:
1.	The name of the Corporation is BPW Acquisition Corp.

2.	The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 12, 2007, and an amendment to the Corporations Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 29, 2007.

3.	This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate of Incorporation of the Corporation.

4.	This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at a meeting of stockholders in accordance with Section 242 of the Delaware General Corporation Law.

5.	The first sentence of Section 9.5(a) of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in full as follows:

“(a) The Corporation’s existence shall terminate 26 months from the date of the final prospectus relating to the Offering (the “Original Termination Date”), or up to 30 months from the date of the final prospectus relating to the Offering if extended pursuant to a stockholder vote in accordance with Section 9.5(b) (the “Extended Termination Date”).”

6.	Except as specifically set forth herein, all other provisions of the Amended and Restated Certificate of Incorporation shall remain as provided therein.

          IN WITNESS WHEREOF, I have signed this Amendment to the Amended and Restated Certificate of Incorporation this 24th day of February, 2010

BPW Acquisition Corp.
By:	/s/ Gary Barancik
	Name:	Gary Barancik
	Title:	CEO